SEVENTH AMENDMENT

TO

ADVISORY AGREEMENT

AMONG

STRATEGIC REALTY TRUST, INC.

STRATEGIC REALTY OPERATING PARTNERSHIP, LP,

AND

SRT ADVISOR, LLC

THIS SEVENTH AMENDMENT TO THE ADVISORY AGREEMENT ("SEVENTH AMENDMENT"), dated as of August 1, 2019 (the "Effective Date") is entered into by and among Strategic Realty Trust Inc., a Maryland corporation (the "Company"), Strategic Realty Operating Partnership, LP, a Delaware limited partnership (the "Operating Partnership"), and SRT Advisor, LLC, a Delaware limited liability company (the "Advisor"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

WITNESSETH

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement dated as of August 10, 2013, which was amended by that certain First Amendment to Advisory Agreement dated as of July 15, 2014, that Second Amendment to Advisory Agreement dated as of August 3, 2015, that Third Amendment to Advisory Agreement dated as of July 19, 2016, and that Fourth Amendment to Advisory Agreement dated as of July 25, 2017, that Fifth Amendment to Advisory Agreement dated as of July 19, 2018, that Sixth Amendment to Advisory Agreement dated as of August 2nd, 2018 (as amended by this Seventh Amendment the "Advisory Agreement") which by its current terms will expire on August 9, 2019;

WHEREAS, the Company, the Operating Partnership and the Advisor desire to amend the Advisory Agreement; and

WHEREAS, the parties hereto desire to renew the Advisory Agreement for an additional 12 months from August 10, 2019, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Advisory Agreement is hereby amended as follows:

1. Amendment of Section 12: Section 12 of the Advisory Agreement shall be deleted in its entirety and replaced as follows:

12. Reimbursement to the Advisor. The Company shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses for the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

Pursuant to the findings of the Board of Directors, including all of the Independent Directors, with respect to certain unusual and non-recurring factors that may cause an Excess Amount, which factors were discussed in a meeting of the Board of Directors held on August 1, 2018 and again on June 20th, , 2019 and which are detailed in an Exhibit to the Minutes of the Director's Meeting which occurred on June 20th, 2019, the Advisor shall have no responsibility to reimburse the Company during the term of this Seventh Amendment for any Company expense on account of the 2%/25% Guidelines to the extent the Excess Amount is caused by such factors.

2. Term: The Advisory Agreement is hereby renewed for an additional term of 12 months, beginning on August 10, 2019.

3. Except as specifically set forth above, the Advisory Agreement shall remain unmodified, and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the date first above written.

Strategic Realty Trust, Inc.

By: ______________________

Andrew Batinovich, President

Strategic Realty Operating Partnership, L.P.

By: Strategic Realty Trust, Inc.

Its General Partner

By: ______________________

Andrew Batinovich, President

SRT Advisor, LLC

By: ______________________

G. Lee Burns, SVP